Exhibit (a)(4)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

OF

INTERVOICE, INC.

PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 1, 2008

BY

DIALOG MERGER SUB, INC.

a wholly owned subsidiary

OF

CONVERGYS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 AM, NEW YORK

CITY TIME, FRIDAY, AUGUST 29, 2008, UNLESS THE OFFER IS EXTENDED.

August 1, 2008

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 1, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), relating to an offer by Dialog Merger Sub, Inc., a Texas corporation (“Offeror”) and a wholly owned subsidiary of Convergys Corporation, an Ohio corporation (“Convergys”), to purchase for cash all the outstanding shares of common stock, without par value (the “Common Stock”) of Intervoice, Inc. (“Intervoice”) (all such shares of Common Stock, together with the associated preferred share purchase rights issued pursuant to the Third Amended and Restated Rights Agreement, dated as of May 1, 2001, by and between Intervoice (fka InterVoice-Brite, Inc.) and Computershare Investor Services, LLC, being referred to as the “Shares”), pursuant to Offeror’s Offer to Purchase all outstanding Shares at $8.25 per Share (the “Offer Price”), upon the terms and subject to the conditions of the Offer enclosed herewith. Holders of Shares whose certificates for such Shares (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1. The Offer Price is $8.25 per Share, net to sellers in cash, without interest.

2. The Offer is made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 15, 2008 (the “Merger Agreement”), among Convergys, Offeror and Intervoice. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of

Shares that represents at least two-thirds of the total number of fully diluted Shares on a fully diluted basis. See Section 14—“Conditions of the Offer” of the Offer to Purchase. After the completion of the Offer and the satisfaction or waiver of certain conditions, Offeror will merge with and into Intervoice (the “Merger”).

4. The Intervoice board of directors has unanimously (i) approved the Merger Agreement, and deemed the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of Intervoice and the Intervoice shareholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and (iii) recommended that the Intervoice shareholders accept the Offer and tender their Intervoice Common Stock in the Offer.

5. The Offer and withdrawal rights will expire at 8:00 am, New York City time, Friday, August 29, 2008, unless the Offer is extended.

6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares that represents at least two-thirds of the total number of outstanding Shares on a fully diluted basis. See Section 14—“Conditions of the Offer” of the Offer to Purchase.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Convergys and Offeror are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Convergys and Offeror become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Convergys and Offeror will make a good faith effort to comply with that state statute. If, after a good faith effort, Convergys and Offeror cannot comply with the state statute, Offeror will not make the Offer to, nor will Offeror accept tenders from or on behalf of, the Intervoice shareholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

(INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

OF

INTERVOICE, INC.

PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 1, 2008

BY

DIALOG MERGER SUB, INC.

a wholly owned subsidiary

OF

CONVERGYS CORPORATION

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated August 1, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Dialog Merger Sub, Inc., a Texas corporation (“Offeror”) and a wholly owned subsidiary of Convergys Corporation, an Ohio corporation (“Convergys”), to purchase for cash all the outstanding shares of common stock, without par value (the “Common Stock”) of Intervoice, Inc. (“Intervoice”) (all such shares of Common Stock, together with the associated preferred share purchase rights issued pursuant to the Third Amended and Restated Rights Agreement, dated as of May 1, 2001, by and between Intervoice (fka InterVoice-Brite, Inc.) and Computershare Investor Services, LLC, being referred to as the “Shares”) pursuant to Offeror’s Offer to Purchase all outstanding Shares at $8.25 per Share (the “Offer Price”), net to sellers in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to Be Tendered*                                                                                                                                       Shares

Account Number:

Tax Identification or Social Security Number(s):

Signature(s):

Please Print Name:

Address:

Area Code and Telephone:

Dated:                     , 2008

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.